UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)
	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)
(312) 696-6000 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report) __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 10, 2024, Morningstar, Inc. (“Morningstar”) held its Annual Shareholders’ Meeting, for the purpose of electing directors, providing an advisory vote on Morningstar’s executive compensation, and ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2024.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	38,313,001	412,322	14,969	838,544
Kunal Kapoor	38,479,017	245,617	15,658	838,544
Robin Diamonte	32,537,690	6,187,070	15,532	838,544
Cheryl Francis	31,189,986	7,534,922	15,384	838,544
Steve Joynt	28,789,451	9,935,476	15,365	838,544
Steve Kaplan	36,804,621	1,920,533	15,138	838,544
Gail Landis	32,147,041	6,578,104	15,147	838,544
Bill Lyons	36,655,807	2,068,504	15,981	838,544
Doniel Sutton	32,614,928	6,109,944	15,420	838,544
Caroline Tsay	32,543,974	6,181,356	14,962	838,544

Morningstar's executive compensation was approved, on an advisory basis, with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,378,684	346,649	14,959	838,544

The appointment of KPMG as Morningstar's independent registered public accounting firm for 2024 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
39,387,232	184,850	6,754

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.
Date: May 15, 2024	By:/s/ Robyn Koyner
Name: Robyn Koyner
Title: Corporate Secretary
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